UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 30, 2006
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities
SIGNATURE

ITEM 3.02      Unregistered Sales of Equity Securities
On January 30, 2003, Nuance Communications, Inc., formerly known as ScanSoft, Inc. (the “Company”), issued Koninklijke Philips Electronics N.V. (“Philips”) a convertible debenture in the principle amount of $27,524,000 (the “Note”) as partial consideration for certain assets the Company acquired from Philips. The Note was convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $6.00 per share. On January 30, 2006, Philips elected to convert the Note into shares of Common Stock. Accordingly, on January 30, 2006, the Company issued Philips 4,587,333 shares of Common Stock in full satisfaction of all amounts due under the Note. The shares issued to Philips have historically been included in the Company’s reported diluted earnings per share results. The Company issued the shares of Common Stock to Philips as a private placement pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: February 1, 2006	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer